SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2009

THE CENTER FOR WOUND HEALING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-105778	87-0618831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 White Plains Road Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 372-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On April 22, 2009, The Center for Wound Healing, Inc. (the “Company”), Bison Capital Equity Partners II-A, L.P. (“Bison A”) and Bison Capital Equity Partners II-B, L.P. (“Bison B” and together with Bison A, the “Purchaser”) entered into the First Amendment of Securities Purchase Agreement (the “First Amendment”), amending the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of March 31, 2008, by and between the Company and the Purchaser, as described under Item 2.03 of this report.

Item 2.03. Creation of a Direct Financial Obligation

As reported in the Form 8-K filed by the Company on April 17, 2009, the parties to the Securities Purchase Agreement agreed to amend the Securities Purchase Agreement to reflect the intention of such parties with respect to the Put Price (as defined in the Securities Purchase Agreement).  Accordingly, on April 22, 2009, the parties to the Securities Purchase Agreement entered into the First Amendment, which amends and restates the definition of the Put Price.  The Purchaser has not exercised its put right or stated any intention to do so.  The parties to the Securities Purchase Agreement are in agreement that, if the put was exercised on the date hereof, the Put Price would be equal to approximately $2,000,000.

The foregoing summary is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed as Exhibit 4.1 to this report.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits:

Exhibit Number	Description
4.1	First Amendment to Securities Purchase Agreement dated as of April 22, 2009 by and among the Company, Bison Capital Equity Partners II-A, L.P. and Bison Capital Equity Partners II-B, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Center for Wound Healing, Inc.

Dated: April 22, 2009	By:	/s/ Andrew G. Barnett
Name: Andrew G. Barnett
Title: Chief Executive and Chief Financial Officer